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                                      EX-3
                                 EXHIBIT 3(a)(4)

                              ARTICLES OF AMENDMENT

                                       OF

                         INTER*ACT SYSTEMS, INCORPORATED


         The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its Articles of Incorporation:

         1. The name of the corporation is Inter*Act Systems, Incorporated.

         2. The Articles of Incorporation of the corporation are hereby amended as follows:

             A. Article 1 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                 1. The name of the corporation is Inter*Act Electronic
             Marketing, Inc.

             B. The first sentence of Article 2 of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                 2. The aggregate number of shares of capital stock which the corporation shall have the authority to issue is 55,000,000, 50,000,000 of which shall be common stock and 5,000,000 of which shall be preferred stock.

         3. The foregoing amendments to the Articles of Incorporation of the corporation were adopted by its shareholders on the 29th day of June, 1999.



         This the 29th day of June, 1999.


                                 INTER*ACT SYSTEMS, INCORPORATED


                                 By: /s/ Stephen R. Leeolou
                                     -------------------------------------------
                                     Stephen R. Leeolou, Chief Executive Officer